Exhibit 21.1

Entity	Jurisdiction
Advantage IBC, Inc.	USA
American Container Net, LLC	USA
Aprovechamiento y Recuperación de Bidones y Envases S.L. (“ARBIDEN”)	Spain
*BKV Beteiligungs- und Kunststoffverwertungs-GmbH	Germany
CD&R Millennium HoldCo 4 S.à r.l	Luxembourg
CD&R Millennium HoldCo 5 S.à r.l	Luxembourg
CMO Enterprises, Inc.	USA
Daniels Healthcare Group Ltd.	United Kingdom
Daniels Healthcare Ltd.	United Kingdom
*DRUMNET GmbH	Germany
Engineered Recycling Company, LLC	USA
Emballages Techniques Holding S.A.	Switzerland
Fanshun MAUSER Shanghai Packaging Co. Ltd.	China
Gardner Medical Engineering Ltd.	United Kingdom
Guangzhou Fanshun Mauser Packaging Co. Ltd.	China

Entity	Jurisdiction
K.P. Mc Namara Company, Inc.	USA
Kremann & Esser GmbH	Germany
K & E GmbH& Co.KG -Feinzinkgießerei und Formenbau	Germany
Maider IBC s.r.l.	Italy
Manchester Drums Ltd.	United Kingdom
Mauser Ambalaj Sanayi ve Ticaret A.S.	Turkey
Mauser Benelux B.V.	Netherlands
Mauser Beteiligungs-GmbH	Germany
Mauser Canada Ltd.	Canada
MAUSER Corporate GmbH	Germany
Mauser do Brasil Embalagens Industriais S.A.	Brazil
Mauser East Asia Trading Co. Ltd.	China
Mauser France S.A.S.	France
Mauser Holding International GmbH	Germany
MAUSER Holding Participation B.V.	Netherlands

Entity	Jurisdiction
MAUSER Holding Netherlands B.V.	Netherlands
Mauser Holding S.à r.l	Luxembourg
MAUSER Holding South America B.V.	Netherlands
Mauser Industriebeteiligungen GmbH	Germany
Mauser Industrieverpackungen GmbH	Germany
MAUSER Intermediate Holding GmbH	Germany
*MAUSER International Packaging Institute GmbH	Germany
Mauser Italia S.p.A.	Italy
Mauser Maschinentechnik GmbH	Germany
Mauser Packaging (Jiangsu) Co. Ltd.	China
Mauser Packaging, LLC	Russia
Mauser Primary Holding, LLC	USA
Mauser Poland Sp.z.o.o.	Poland
Mauser Singapore PTE Ltd.	Singapore
Mauser UK Ltd.	United Kingdom
Mauser USA, LLC	USA

Entity	Jurisdiction
Mauser USA Finance, LLC	USA
Mauser US Corporate, LLC	USA
Mauser US Intermediate Holding B.V.	Netherlands
Mauser International Mexico, S. de R.L. de C.V.	Mexico
Mauser Reyde Ibérica S.L.	Spain
Mauser-Werke GmbH	Germany
Milwaukee Finance GmbH	Germany
National Container Group Finance, LLC	USA
National Container Group, LLC	USA
NCG Benelux B.V.	Netherlands
NCG Bressan Industria e Comercio de Embalagens LTDA	Brazil
NCG Buchtenkirchen GmbH	Germany
NCG-Container Solutions SA (PTY) Ltd.	South Africa
NCG East, LLC	USA
NCG Europe GmbH	Germany
NCG France S.A.S.	France

Entity	Jurisdiction
NCG Iberia Reconditioning S.L.	Spain
NCG-MDL UK Limited	United Kingdom
NCG Metal ve Plastik Ambalaj Ye nileme Sanayi ve Ticaret A.S.	Turkey
NCG Prime Pack, LLC	USA
NCG South Carolina, LLC	USA
NCG Tri Iowa, LLC	USA
NCG UK Limited	United Kingdom
NCG / WEISS IBC Beteiligungs-GmbH	Germany
NCG/WEISS IBC Service-center GmbH & Co. KG	Germany
NCG West, LLC	USA
*RIGK mbH	Germany
RnR Freight Services, Inc.	USA
RnR Industrial Services, Inc.	USA
RTQ Inc.	Canada
Smith’s Surgical Service Ltd.	United Kingdom
Stanta Mauser (Malaysia) SDN.BHD	Malaysia

Entity	Jurisdiction
Stanta Mauser Pahang (Malaysia) SDN.BHD.	Malaysia
Tamlimp Industria e Comercio de Embalagens Ltda.	Brazil
*Technocraft Industries India Limited	India
Time Mauser Industries Private Ltd.	India
Total Container Group LLC	USA

*	Not consolidated